Exhibit 4.67
Dated 13 February 2019

US$16,200,000
US$11,450,000 outstanding

SEANERGY MARITIME HOLDINGS CORP.
as Borrower

and

PARTNER SHIPPING CO. LIMITED
as Guarantor
and

EMPEROR HOLDING LTD.
as Guarantor
and

JELCO DELTA HOLDING CORP.
as Lender

SUPPLEMENTAL AGREEMENT
relating to
a loan facility of originally up to US$16,200,000
relating to the financing of m.v. "PARTNERSHIP"

Index

Clause		Page

1	Definitions and Interpretation	2
2	Agreement of the Lender	3
3	Conditions Precedent	3
4	Representations	3
5	Amendments to Facility Agreement	4
6	Notices	4
7	Counterparts	5
8	Governing Law	5
9	Enforcement	5

Schedules

Schedule 1 Conditions Precedent		6

Execution

Execution Page		7

THIS AGREEMENT is made on 13 February 2019
PARTIES
(1)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Marshall Islands as borrower (the "Borrower");

(2)
PARTNER SHIPPING CO. LIMITED, a corporation incorporated and existing under the laws of Malta having its registered office at 147/1 St. Lucia Street, Valletta, VLT 1185, Malta as guarantor (the "Owner");

(3)
EMPEROR HOLDING LTD., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Marshall Islands as guarantor (the "Emperor");

(4)
JELCO DELTA HOLDING CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Marshall Islands as lender (the "Lender").

BACKGROUND
(A)	By the Facility Agreement, the Lender agreed to make available to the Borrower a facility of (originally) up to US$16,200,000, of which US$11,450,000 is outstanding at the date of this Agreement.
(B)
As security for, amongst other things, the payment of all sums due and to become due under the Facility Agreement, the Owner executed and delivered a second preferred Marshall Islands mortgage dated 31 May 2017 as amended and supplemented by a first Addendum dated 28 September 2017, in favour of the Lender.

(C)
By a guarantee dated 24 May 2017 as amended and restated by a deed of amendment and restatement dated 27 September 2017 and made between (i) the Owner (previously known as Partner Shipping Co.) as guarantor and (ii) the Lender, the Owner guaranteed the obligations of the Borrower under the Facility Agreement and the other Finance Documents (the “Owner Guarantee”).

(D)
By a guarantee dated 24 May 2017 as amended and restated by a deed of amendment and restatement dated 27 September 2017 and made between (i) Emperor as guarantor and (ii) the Lender, Emperor guaranteed the obligations of the Borrower under the Facility Agreement and the other Finance Documents (the “Emperor Guarantee” and together with the Owner Guarantee, the “Guarantees”).

(E)
It is a condition to a senior loan agreement to be made between, inter alia, (i) the Owner as borrower, (ii) the Borrower as corporate guarantor and (iii) Amsterdam Trade Bank N.V. as facility agent in respect of a loan of up to US$20,890,000, that all the Finance Documents as defined in the Facility Agreement, including but not limited to the securities over the m.v. Partnership, the Owner Guarantee and the Emperor Guarantee be released and reassigned to the Owner and Emperor, respectively on the date referred to in Recital (F) above.

(F)	Following execution and registration of all the securities required under the senior loan agreement, all securities over the m.v. Partnership, the Owner Guarantee and the Emperor

Guarantee be re-executed and recorded with the necessary amendments together with a new intercreditor deed (the “New Partnership Finance Documents”).
(G)
The Borrower has requested that the Lender gives its consent to (i) the release of the Finance Documents under the Facility Agreement, including but not limited to the release of the m.v. “PARTNERSHIP” and the Owner and the Guarantor as guarantors, notwithstanding the provisions contained in clause 5 (Prepayment) of the Facility Agreement, and (ii) the extension of the Final Repayment Date of the Facility Agreement (the "Request").

(H)
This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to the Request and that certain assets assigned, mortgaged, pledged or charged in favour of the Lender and the obligations and liabilities of the Owner and Emperor under the Guarantees and the other Finance Documents creating a Security Interest over the Ship shall be released, subject to the terms of this Supplemental Agreement.

OPERATIVE PROVISIONS
1	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
"Effective Date" means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.
"Facility Agreement" means the loan agreement dated 24 May 2017 as amended and supplemented by a supplemental letter dated 22 June 2017 and a second supplemental letter dated 22 August 2017 and as amended and restated by a deed of amendment and restatement dated 27 September 2017 and made between (i) the Borrower as borrower and ((ii) the Lender as lender in respect of a loan facility of (originally) up to US$16,200,000.
"Obligors" means the Borrower, the Owner and Emperor.
"Party" means a party to this Agreement.
"Ship" means the Capesize dry bulk carrier type vessel of a maximum of 179,213 DWT named "PARTNERSHIP", having IMO Number 9597848 built by Hyundai Samho HI in 2012 and registered in the name of the Owner under and approved Flag State (currently being the the flag of the Republic of the Marshall Islands).
1.2	Defined expressions
Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.
1.3	Application of construction and interpretation provisions of Facility Agreement
Clause 1.3 (construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document
The Borrower and the Lender designate this Agreement as a Finance Document.
1.5	Third party rights
Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.
2	AGREEMENT OF THE LENDER
2.1	Agreement of the Lender
The Lender agrees, subject to and upon the terms and conditions of this Agreement to:
(a)	the Request; and
(b)	the consequential amendments to the Facility Agreement and the other Finance Documents.
2.2	Agreement of the Finance Parties
The Finance Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Lender).
2.3	Effective Date
The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) shall have effect on and from the Effective Date.
3	CONDITIONS PRECEDENT
The agreement of the Lender contained in Clause 2.1 (Agreement of the Lender) is subject to:
(a)	the Repeating Representations to be made by each Obligor being true on the date of this Agreement and the Effective Date;
(b)	the Lender having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender on or before the Effective Date.
4	REPRESENTATIONS
4.1	Facility Agreement representations
Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 6 (Representations and warranties) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations
Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.
5	AMENDMENTS TO FACILITY AGREEMENT
5.1	Specific amendments to the Facility Agreement
With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)
By deleting the definitions of “Final Repayment Date”, “Mortgage”, “Senior Agreement”, “Senior Finance Documents” and “Ship” in clause 1.2 (definitions) in their entirety and replacing them with the following:

““Final Repayment Date” means 30 December 2020;
“Mortgage” means the second preferred mortgage on the Ship and, if required by the laws of the relevant Approved Flag, the deed of covenant collateral to the mortgage in agreed form;
“Senior Agreement” means the agreement to be made between (i) the Owner as borrower, (ii) the Borrower as corporate guarantor, (iii) certain financial institutions listed in Part B of Schedule 1 (The Parties) thereto, (iv) Amsterdam Trade Bank N.V. as arranger, (v) Amsterdam Trade Bank N.V. as facility agent and (vi) Amsterdam Trade Bank N.V. as security agent in respect of a loan of up to $20,890,000;
“Senior Finance Documents” has the meaning given to that term in the definition of "Finance Documents" in the Senior Agreement;
“Ship” means the Capesize dry bulk carrier type vessel of a maximum of 179,213 DWT named "PARTNERSHIP", having IMO Number 9597848 built by Hyundai Samho HI in 2012 and registered in the name of the Owner under and approved Flag State (currently being the flag of the Republic of the Marshall Islands);”
(b)	by deleting the definition of “Ship A” in clause 1.2 (definitions) in its entirety;
(c)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and
(d)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.
6	NOTICES
Clause 13 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
8	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
9	ENFORCEMENT
9.1	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)
This Clause 9.1 (Jurisdiction) is for the benefit of the Lender only.  As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

9.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(i)
irrevocably appoints Messrs E. J. C. Album Solicitors, presently of Landmark House, 190 Willifield Way, London NW11 6YA, England (attention: Mr Edward Album, tel: +44 208 455 7653, fax: +44 208 457 5558 and email: ejca@mitgr.com) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of the other Obligors) must immediately (and in any event within 14 days of such event taking place) appoint another agent on terms acceptable to the Lender.  Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT
1	Obligors
Documents of the kind specified in Schedule 2 Part A paragraphs 2, 3 and 4 of the Facility Agreement.
2	Security
2.1	A duly executed original of this Agreement.
2.2	The duly Executed New Partnership Finance Documents.
3	Other documents and evidence
3.1
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

3.2	Evidence that the agent referred to in Clause 9.2 has accepted its appointment as agent for the service of process under this Agreement.

EXECUTION PAGE
BORROWER
SIGNED by Stamatios Tsantanis	)	/s/ Stamatios Tsantanis
duly authorised attorney-in-fact	)
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.	)

in the presence of:	)
Witness' signature:	)
Witness' name: Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
Witness' address: 154 Vouliagmenis Avenue 166 74 Glyfada, Greece	)

OWNER

SIGNED by Stamatios Tsantanis	)	/s/ Stamatios Tsantanis
duly authorised attorney-in-fact	)
for and on behalf of	)
PARTNER SHIPPING CO. LIMITED	)

in the presence of:	)
Witness' signature:	)
Witness' name: Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
Witness' address: 154 Vouliagmenis Avenue166 74 Glyfada, Greece	)

EMPEROR

SIGNED by Stamatios Tsantanis	)	/s/ Stamatios Tsantanis
duly authorised attorney-in-fact	)
for and on behalf of	)
EMPEROR HOLDING LTD.	)

in the presence of:	)
Witness' signature:	)
Witness' name: Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
Witness' address: 154 Vouliagmenis Avenue 166 74 Glyfada, Greece	)

LENDER

SIGNED by Alastair Macdonald	)	/s/ Alastair Macdonald
duly authorised attorney-in-fact	)
for and on behalf of	)
JELCO DELTA HOLDING CORP.	)

in the presence of:	)	/s/ Karen Campbell
Witness' signature:	)
Witness' name: Karen Campbell	)
Witness' address: Jardine House, 4th Floor 33-35 Reid Street, Hamilton HM FX, Bermuda	)